EXHIBIT 10.32


Kaleidoscope

David P. Bagliebter
General Counsel &
Senior Vice President,
Business Affairs

September 10, 1999

J.D. Paquin Law Corporation
Barrister & Solicitor
World Trade Centre
555-999 Canada Place
Vancouver, BC  V6C 3E1

Dear Jeff,

As we discussed today, Kaleidoscope, in an effort to give Sportsprize.com "a little more breathing room" has agreed to allow Sportsprize to pay the remaining $40,000 (which is due per our agreement in two equal installments on September 15th and October 15th) at the rate of $10,000 per month through December of this year.

Although  this  is not a  tremendous  amount  of  time,  we  did  want  to  help
Sportsprize in whatever way we can. Therefore, stretching the payments out a little, we hope, is helpful to you and The Company.

I trust this is agreeable to you.

Best regards.

Yours sincerely,

/s/ David Bagliebter


P.S. I have called Mike Wiedder and left a message for him to call. I will speak to him about Dave Winfield.


Kaleidoscope Sports & Entertainment, LLC
136 Madison Avenue, New York, NY  10016
phone (212) 779-6600 fax (212) 685-0797